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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-185561) pertaining to AbbVie 2013 Incentive Stock Program,

  (2)
  Registration Statement (Form S-8 No. 333-185562) pertaining to AbbVie 2013 Employee Stock Purchase Plan for Non-U.S. Employees,

  (3)
  Registration Statement (Form S-8 No. 333-185563) pertaining to AbbVie Deferred Compensation Plan, and

  (4)
  Registration Statement (Form S-8 No. 333-185564) pertaining to AbbVie Savings Program;

of our reports dated February 21, 2014, with respect to the consolidated financial statements of AbbVie Inc. and subsidiaries and the effectiveness of internal control over financial reporting of AbbVie Inc. and subsidiaries included in this Annual Report (Form 10-K) of AbbVie Inc. and subsidiaries for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Chicago, Illinois
February 21, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM